SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20549


                                FORM 8-K

               CURRENT REPORT pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

Date of Report   (Date of earlier event reported)  May 31, 2001


                        COVEST BANCSHARES, INC.
        (Exact name of Registrant as specified in its charter)


      Delaware               0-20160               36-3820609
    (State or other      (Commission File No.)    (IRS Employer
     jurisdiction of                                Number)
     Incorporation)


           749 Lee Street, Des Plaines, Illinois    60016
        (Address of principal executive offices)  (Zip Code)

(Registrant's telephone number, including area code)  847-294-6500



Item 5.  Other Events

On Thursday, May 31, 2001, the Company issued a press release pertaining to the completion of 21st and the announcement of 22nd Stock Repurchase Program. The text of the press release is attached hereto as Exhibit 99.1.


Item 7.  Exhibit 99.1

Des Plaines, IL. May 31, 2001 - CoVest Bancshares, Inc. (Nasdaq/COVB), the holding company for CoVest Banc, Des Plaines, Illinois, announced today the completion of the Stock Repurchase Program dated January 30, 2001. A total of 100,000 shares were repurchased at an average price of $13.57.

The Company's Board of Directors has approved a new Stock Repurchase Program, the Company's twenty-second, enabling the company to repurchase up to 100,000 shares of its outstanding stock. These purchases will be made in the open market and/or through privately negotiated transactions. The stock will be used for the issuance of shares in connection with the exercises of previously granted stock options. The total common shares outstanding as of today are 3,823,213.

As of March 31, 2001, CoVest Bancshares, Inc. had consolidated assets of $585 million. The Bank operates three full-service offices in Arlington Heights, Des Plaines, and Schaumburg, Illinois.


                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  May 31, 2001


                          COVEST BANCSHARES, INC.



                          By:   /s/ JAMES L. ROBERTS

                                -----------------------------
                                James L. Roberts
                                President and
                                Chief Executive Officer


                          By:  /s/ PAUL A. LARSEN

                                -----------------------------
                                Paul A. Larsen
                                Executive Vice President and
                                Chief Financial Officer